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                                                                    Exhibit 8(a)
                                December 3, 1996



Wells Fargo & Company
Wells Fargo Capital I
420 Montgomery Street
San Francisco, CA 94163

Ladies and Gentlemen:

     We have acted as counsel to Wells Fargo & Company (the "Company") and Wells Fargo Capital I (the "Trust") in connection with the proposed issuance of (i) Junior Subordinated Deferrable Interest Debentures, Series A (the "Series A Sub ordinated Debentures") of the Company pursuant to the terms of an indenture between the Company and The First National Bank of Chicago (the "Indenture"); and (ii) Cumu lative Quarterly Income Preferred Securities, Series A (the "Series A QUIPS") to be issued by the Trust. The Series A Subordinated Debentures and the Series A QUIPS are described in the registration statement on Form S-3 (Registration No. 333-15253) filed by the Company and the Trust with the Securities and Exchange Commission on October 31, 1996 (as amended, the "Registration Statement"). (Capitalized terms used herein that are not otherwise defined herein have the meaning assigned to such terms in the Registration Statement.)

     In rendering the opinion set forth below, we have examined copies, certified or otherwise identified to our satisfaction, of the following executed documents and are relying upon the truth and accuracy of the statements, covenants, representations and warranties set forth therein:

          1.   The Registration Statement;

          2. The Amended and Restated Trust Agreement among the Company, The First National Bank of Chicago, First Chicago Delaware, Inc., Rodney L. Jacobs, Guy Rounsaville, Jr., and Clyde W. Ostler (the "Trust Agreement");

          3.   The Indenture;
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          4.   Certain statements and representations contained in the Company's
               Representation Certificate attached hereto; and

          5. Such other agreements and documents as we have considered necessary or appropriate for the purpose of rendering the opinion set forth below.

          In addition, we have assumed that (i) The Trust Agreement has been validly executed, will be binding and enforceable in accordance with its terms and will not be amended in any material respect; and (ii) the Trust will at all times be operated in accordance with the terms of the Trust Agreement.

          Based on and subject to the foregoing, we are of the opinion that the Trust will not be classified as an association taxable as a corporation for federal income tax purposes and, instead, under Subpart E, Part I of Subchapter J of the Code, will be treated as a grantor trust, and the beneficial owners of the Series A QUIPS will be treated as owning undivided pro rata interests in the income and corpus of the Trust.

          We are also of the opinion that the statements of law and legal conclusions set forth in the Prospectus Supplement constituting part of the Registration Statement under the caption "Certain Federal Income Tax Consequences" constitute an accurate summary of the United States federal income tax matters described therein relating to the tax treatment of beneficial owners of Series A QUIPS.

          We express no opinion as to other tax issues affecting the holders of the Series A QUIPS or the other parties to the transactions described in the Registration Statement, nor does our opinion address state, local or foreign tax consequences that may result from such transactions.

          Our opinion represents only our best judgment regarding the application of federal income tax laws under the Internal Revenue Code of 1986, as amended (the "Code"), existing judicial decisions, administrative regulations and published rulings and procedures. We note that there is no authority directly on point dealing with securities such as the Series A Subordinated Debentures or the Series A QUIPS or transactions of the type described herein. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert contrary positions. Furthermore, no assurance can be given that future legislative, judicial decisions or administrative changes, applicable either on a prospective or retroactive basis, might not materially alter our opinion.

          We consent to the use of this opinion for filing as an exhibit to the Regis tration Statement and further consent to all references to us in the Registration State ment. Subject to the foregoing sentence, this opinion is given as of the date hereof solely
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Wells Fargo & Company                                          December 3, 1996
Wells Fargo Capital I                                                    Page 3

for your benefit and may not be relied upon, circulated, quoted or otherwise referred to for any purpose without our prior written consent.

                              Respectfully,


                              /s/ Brobeck, Phleger & Harrison LLP
                              BROBECK, PHLEGER & HARRISON LLP
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                          REPRESENTATION CERTIFICATE



          The undersigned officer of Wells Fargo & Company (the "Company") understands that, in connection with the Registration Statement on Form S-3 (Registration No. 333-15253) (as amended, the "Registration Statement") related to the issuance and sale of the Cumulative Quarterly Income Preferred Securities, Series A (the "Series A QUIPS") by Wells Fargo Capital I, a business trust formed under the laws of the State of Delaware (the "Trust"), Brobeck, Phleger & Harrison LLP, counsel to the Company and the Trust, will render its opinion (the "Tax Opinion") with respect to certain material United States federal income tax consequences to the beneficial owners of the Series A QUIPS. The undersigned, recognizing that counsel will rely on this certificate in delivering the Tax Opinion, hereby makes the following representations as of this date and to the best of his knowledge and belief after due inquiry and investigation as to such matters. (Capitalized terms used and not otherwise defined herein shall have the same meanings ascribed to such terms in the Registration Statement.)

          1. The Company and Trust intend to create a debtor-creditor relationship between the Company, as debtor, and the Trust, as a creditor, upon the issuance and sale of the Junior Subordinated Deferrable Interest Debentures, Series A (the "Series A Subordinated Debentures") to the Trust by the Company, and the Company will (i) record and at all times continue to reflect the Series A Subordinated Debentures as indebtedness on its separate books and records for financial accounting purposes and (ii) treat the Series A Subordinated Debentures as indebtedness for all United States tax purposes.

          2. The sole assets of the Trust will be the Series A Subordinated Debentures and payments on and proceeds from the Series A Subordinated Debentures (which payments and proceeds will be promptly distributed to the holders of the Series A QUIPS). The Trust will not reinvest any such payments on or proceeds from the Series A Subordinated Debentures.

          3. The Company has no present intent to exercise its right to defer payments of interest on the Series A Subordinated Debentures.

          4. The Company believes that the likelihood that it will at any time exercise its right to defer payments of interest on the Series A Subordinated Debentures is remote because of the restrictions that would be imposed on the Company's ability to pay dividends on its outstanding equity in the event it elected to defer payments of interest on the Series A Subordinated Debentures.

          5. The Series A QUIPS issued by the Trust are expected to be rated "investment grade" by at least one nationally recognized statistical credit rating agency.

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          6.  The Company expects that it will be able to cause its wholly owned subsidiaries to pay dividends to the Company in amounts and at times sufficient to enable the Company to make timely payments of interest and principal on the Series A Subordinated Debentures.

          The Company acknowledges that if any of the foregoing representations is inaccurate, the Tax Opinion may not accurately describe the proper United States federal income tax treatment of the Series A Subordinated Debentures and the Series A QUIPS and the discussion set forth in the Prospectus Supplement constituting part of the Registration Statement under the caption "Certain Federal Income Tax Consequences" may not accurately describe the United States federal income tax consequences of the transactions described in the Registration Statement. The Company will promptly and timely notify Brobeck, Phleger & Harrison LLP if it discovers that any of the above representations ceases to be true, correct or complete.

                                 WELLS FARGO & COMPANY


                                 By /s/ Paul Ardleigh
                                    ----------------------------
Dated: December 3, 1996          Title Vice President
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